UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2015

Dollar General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On October 15, 2015, Dollar General Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein (the “Underwriters”) with respect to the Company’s issuance and sale of $500,000,000 aggregate principal amount of 4.150% Senior Notes due 2025 (the “Notes”).  Settlement for the offering of the Notes occurred on October 20, 2015.  The net proceeds from the offering of the Notes were or will be used, together with borrowings under the Company’s new senior unsecured credit facilities described below (the “New Credit Facilities”), to repay all of the outstanding borrowings under the Company’s Existing Credit Agreement (as defined below) and for general corporate purposes.

The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-187493) (the “Registration Statement”), including a prospectus supplement dated October 15, 2015 (the “Prospectus Supplement”) to the prospectus contained therein dated March 25, 2013 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and a free writing prospectus dated October 15, 2015 (the “Free Writing Prospectus”), filed by the Company with the Commission, pursuant to Rule 433 under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Underwriters and/or their affiliates are lenders under the Company’s Existing Credit Agreement and received a portion of the net proceeds from the offering of the Notes.

In addition, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company for which they received or will receive customary fees and expenses.  The Underwriters and their respective affiliates may also, from time to time, enter into arm’s-length transactions with the Company in the ordinary course of their business.

Supplemental Indenture

On October 20, 2015, the Company completed the public offering of the Notes.  The Notes have been registered under the Securities Act, pursuant to the Registration Statement, as supplemented by the Prospectus Supplement and the Free Writing Prospectus.

The Notes were issued pursuant to an indenture (as supplemented and amended, the “Indenture”) dated as of July 12, 2012 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture dated as of October 20, 2015 between the Company and the Trustee (the “Fifth Supplemental Indenture”).

A copy of the Fifth Supplemental Indenture is attached hereto as Exhibit 4.1, and is incorporated herein by reference.  The descriptions of the Fifth Supplemental Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Fifth Supplemental Indenture and the form of Notes attached hereto.

The Notes are unsecured and unsubordinated obligations of the Company and rank equally and ratably with the Company’s other existing and future debt not expressly subordinated in right of payment to the Notes and will be effectively subordinated to the Company’s secured debt to the extent of the value of the collateral.  The Notes are structurally subordinated to the claims of creditors of subsidiaries of the Company.

The Company will pay interest on the Notes semi-annually on May 1 and November 1, beginning May 1, 2016, to holders of record on the preceding April 15 and October 15, as the case may be.  Interest will be calculated on the basis of a 360-day year of twelve 30-day months.  The Notes will mature on November 1, 2025.  Prior to August 1, 2025, the Company may redeem the Notes in whole or in part at any time and from time to time prior to their stated maturity at the redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the principal and interest thereon to August 1, 2025 (not including any portions of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis plus a premium equal to the applicable treasury rate plus 35 basis points, plus accrued and unpaid interest to, but excluding, the date of redemption.  Beginning August 1, 2025, the Company may redeem some or all of the Notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

In the event of a Change of Control Triggering Event (as defined in the Supplemental Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.  The Supplemental Indenture also contains certain customary covenants, including limitations on the ability of the Company and its subsidiaries, with exceptions, to incur debt secured by a pledge of or a lien on the voting stock of their significant subsidiaries.  The Supplemental Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable, as applicable.

The net proceeds from the offering of the Notes were or will be used, together with borrowings under the Company’s New Credit Facilities, to repay all of the outstanding borrowings under the Company’s Existing Credit Agreement and for general corporate purposes.

U.S. Bank National Association also serves as trustee under the indenture governing the Company’s existing senior notes due 2017, 2018 and 2023, and an affiliate of U.S. Bank National Association acted as an underwriter for the Company’s offering of the Notes for which they have received customary compensation.

Amendment to Prior Supplemental Indentures

The Fifth Supplemental Indenture also contains a corrective amendment to the First Supplemental Indenture dated as of July 12, 2012 and the $500,000,000 aggregate principal amount of the 4.125% Senior Notes due 2017 (the “2017 Notes”) issued pursuant thereto, the Third Supplemental Indenture dated as of April 11, 2013 and the $400,000,000 aggregate principal amount of the 1.875% Senior Notes due 2018 (the “2018 Notes”) issued pursuant thereto, and the Fourth Supplemental Indenture dated as of April 11, 2013 and the $900,000,000 aggregate principal amount of the 3.250% Senior Notes due 2023 issued pursuant thereto (the “2023 Notes” and, together with the 2017 Notes and the 2018 Notes, the “Prior Securities”), to correct an omission of a provision contained in the descriptions of notes sections of the Company’s prospectus supplements relating to the Company’s prior offerings of the Prior Securities.

The omitted provision (which is included in the Fifth Supplemental Indenture and the Notes described above) provides that the Company may provide the financial information required under the indenture by providing financial information of a future parent holding company in lieu of financial information for the Company, if the Company also provides reasonably detailed consolidating financial information for the Company and its subsidiaries separate from that of such future parent holding company.

New Credit Agreement

Concurrently with the issuance of the Notes, the Company effected a refinancing of all of the outstanding term loans and revolving loans issued under its Existing Credit Agreement.

On October 20, 2015, the Company entered into an unsecured amended and restated credit agreement (the “New Credit Agreement”) with Citibank, N.A. as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners LLC as co-syndication agents and joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as joint lead arranger and joint bookrunner, U.S. Bank, National Association and Wells Fargo Securities, LLC as joint lead arrangers, joint bookrunners, and co-documentation agents, and Compass Bank, Fifth Third Bank, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., PNC Bank, National Association, and Regions Bank as co-documentation agents, and the initial lenders named therein.  The New Credit Agreement provides for total loans and commitments under the New Credit Facilities equal to $1,425.0 million.  The New Credit Facilities consist of a $425.0 million five-year unsecured term loan facility (the “Term Loan Facility”) and a $1,000.0 million five-year unsecured revolving credit facility (the “Revolving Facility”) of which up to $175.0 million is available for letters of credit.  The Revolving Facility also includes borrowing capacity available for short-term borrowings referred to as swingline loans.  The Term Loan Facility and the Revolving Credit Facility are referred to together as the New Credit Facilities.

A copy of the New Credit Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference.  The description of the New Credit Agreement in this report is a summary and is qualified in its entirety by the terms of the New Credit Agreement attached hereto.

The New Credit Facilities provide that the Company has the right at any time to request increased revolving commitments and/or incremental term loan facilities, in an aggregate amount of up to $150.0 million.  The lenders under the New Credit Facilities will not be under any obligation to provide any such increased revolving commitments or incremental term loan facilities and any such addition of or increase in commitments or facilities will be subject to certain customary conditions precedent.  The Company’s ability to obtain extensions of credit under these increased revolving commitments or incremental facilities will also be subject to substantially the same conditions as the initial extensions of credit under the New Credit Facilities.

Borrowings under the New Credit Facilities bear interest at a rate equal to an applicable interest rate margin plus, at the Company’s option, either (a) LIBOR or (b) a base rate (which is the highest of (i) Citibank’s publicly announced “base rate”, (ii) the federal funds rate plus 0.5% and (iii) the LIBOR rate for an interest period of one month, but in no event less than 0%).  The Company is also required to pay a facility fee to the lenders under the New Credit Facilities for any used and unused commitments and customary letter of credit fees.  As of October 20, 2015, the applicable interest rate margin for LIBOR loans is 1.100% and the commitment fee rate is 0.150%.  The applicable interest rate margins, the letter of credit fees and the commitment fees are subject to adjustment from time to time based on the Company’s long-term senior unsecured non-credit-enhanced debt ratings.

The Company may voluntarily repay outstanding loans under the New Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

There will be no required amortization under the New Credit Facilities.

The New Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, restrict, subject to certain exceptions, the Company’s and its subsidiaries’ ability to: incur additional subsidiary indebtedness; incur additional liens; sell all or substantially all of the Company’s assets; and consummate certain fundamental changes or change the Company’s lines of business.  The New Credit Agreement also contains a maximum leverage ratio covenant, a minimum fixed charge coverage ratio covenant and customary events of default.

Certain of the Underwriters in the Notes offering and/or their affiliates perform roles under the New Credit Facilities for which they have received customary compensation.

ITEM 1.02                                  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the refinancing of the Existing Credit Agreement, on October 20, 2015 the Company repaid in full all outstanding loans incurred under that certain Credit Agreement, dated as of April 11, 2013, by and among the Company, Citibank, N.A., as administrative agent, and the other credit parties and lenders from time to time party thereto (the “Existing Credit Agreement”).  The Company repaid in full all of the amounts outstanding under the Existing Credit Agreement with a combination of the proceeds from the issuance of the Notes and borrowings under the New Credit Agreement, each as described above under Item 1.01.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 8.01                                  OTHER EVENTS.

In connection with the offering by the Company of the Notes, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 hereto), (ii) the opinions of counsel with respect to the validity of the Notes sold in the offering (Exhibits 5.1 and 5.2 hereto) and (iii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 hereto).

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2015	DOLLAR GENERAL CORPORATION

	By:	/s/ John W. Garratt
John W. Garratt
Interim Chief Financial Officer

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated as of October 15, 2015, among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of October 20, 2015, between Dollar General Corporation and U.S. Bank National Association, as trustee.

4.2	Form of 4.150% Senior Notes due 2025 (included in Exhibit 4.1)

4.3

Amended and Restated Credit Agreement, dated as of October 20, 2015, among Dollar General Corporation, as borrower, Citibank, N.A., as administrative agent, and the other credit parties and lenders party thereto.

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

5.2	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of Exhibit 5.1).

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.2).

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-187493).